Exhibit 10.24

VIA HAND DELIVERY

May 4, 2006

Mr. Tim Eggena
Quality Systems, Inc.
3340 Peachtree Road, N. E.
Suite 2700
Atlanta, Georgia 30326

Re:	Fourth Amendment Between Quality Systems, Inc. (Tenant) and
Tower Place, L. P. (Landlord)

Dear Tim:

Please find enclosed three (3) Commencement Date Memorandums for Tenant’s signature. Kindly have all three documents signed and returned to me. Once fully executed by Landlord, one original will be returned to you for your files. This agreement memorializes the Commencement Date (referred to in the Fourth Amendment as the “Relocation Date”) as April 10, 2006 and the Expiration Date as October 31, 2011.

Pursuant to Paragraph 6 of the above referenced agreement, Base Rent is abated for the first six (6) months of the Relocation Date. Therefore, Base Rent is not due for the period of April 10, 2006 through October 9, 2006. Monthly rental payments will commence October 10, 2006 in the amount of $48,224.00. The prorated rent for October 10-31, 2006 is $34,223.48 ($48,224.00/31 days = $1,555.61 Î 22 days = $34,223.48). Note that there is a credit on Tenant’s account in the amount of $194.82. Please take this credit against the October rental payment.

October 2006		November and December 2006
Base Rent:	$34,223.48	Base Rent:	$48,224.00
Storage Rent	245.92	Storage Rent:	245.92
Operating Expenses:	0.00	Operating Expenses:	0.00
Account Credit	(194.82)
		Total:	$48,469.92
Total:	$34,274.58

NOTE THAT OPERATING EXPENSES HAVE A BASE YEAR OF 2006 EFFECTIVE APRIL 10, 2006. THEREFORE, OPERATING EXPENSES WILL NOT BE DUE FOR THE PERIOD OF APRIL 10, 2006 THROUGH DECEMBER 31, 2006.

3348 Peachtree Road, N.E. t Suite 1000 t Atlanta, GA 30326-1008 t (404) 995-1500 t Fax (404) 261-8623

Page Two
May 4, 2006

Landlord will provide monthly payment coupons to accompany your rental payments. Until such time, please pay as explained on the previous page. Tenant will receive another letter from Landlord at year-end regarding the 2007 rental payments.

Please ensure all payments for rent, billable work orders and after-hours HVAC are sent to one of the following addresses and made payable to Tower Place, L. P. Payments cannot be made in the on-site property management office at Tower Place.

VIA U.S. MAIL	VIA OVERNIGHT DELIVERY
Tower Place, L. P.	LB Overnite: Tower Place, L. P.
75 Remittance Drive	350 N. Orleans
Suite 6706	Receipt & Dispatch, 8th Floor
Chicago, Illinois 60675-6706	Lockbox #6706
Chicago, Illinois 60654

WIRED PAYMENTS
Bank:	The Northern Trust Company
50 South LaSalle Street
Chicago, Illinois 60675
ABA# 071000152
For Credit to: Tower Place, a Property of Tower Place, L. P.
By RREEF Management Company
Account# 2726769

Congratulations on your expansion as a full floor tenant in the Tower Place 100 office building. In the event you have any questions or concerns throughout the lease term, please call me at (404) 995-1508.

Sincerely,

TOWER PLACE, L.P.,
A Georgia limited partnership

By:	RREEF America REIT III Corp. O,
A Maryland corporation, general partner

By:	REGENT PARTNERS, LLC,
As Agent and Property Manager for Owner

By:

Debra Anne Cobbs, CPM®, SMA®, RPA®
Title:	Senior Property Manager

C:	Gloria Jordan

COMMENCEMENT DATE MEMORANDUM

          THIS MEMORANDUM, made as of MAY 1, 2006, by and between TOWER PLACE, L. P. (“Landlord”) and QUALITY SYSTEMS, INC. (“Tenant”).

Recitals:

A.

Landlord and Tenant are parties to that certain FOURTH AMENDMENT DATED SEPTEMBER 22, 2005 (the “Lease”) for certain premises (the “Premises”) consisting of approximately 24,112 RENTABLE SQUARE FEET at the building commonly known as TOWER PLACE 100, 3340 PEACHTREE ROAD, N. E., SUITE 2700, ATLANTA, GEORGIA.

B.	Tenant is in possession of the Premises and the Term of the Lease has commenced.

C.	Landlord and Tenant desire to enter into this Memorandum confirming the Commencement Date, the Termination Date and other matters under the Lease.

NOW, THEREFORE, Landlord and Tenant agree as follows:

1.	The actual Commencement Date is APRIL 10, 2006.

2.	The actual Termination Date is OCTOBER 31, 2011.

3. The schedule of the Annual Rent and the Monthly Installment of Rent set forth on the Reference Pages is deleted in its entirety, and the following is substituted therefore:

Period		Rentable Square Footage			Monthly Installment of Rent
			Annual Rent Per Square Foot
from	through			Annual Rent

04/10/06	10/09/06	24,112	$0.00	$0.00	$0.00
10/10/06	04/09/07	24,112	24.00	$578,688.00	$48,224.00
04/10/07	04/09/08	24,112	$24.72	$596,048.64	$49,670.72
04/10/08	04/09/09	24,112	$25.46	$613,930.08	$51,160.84
04/10/09	04/09/10	24,112	$26.23	$632,348.04	$52,695.67
04/10/10	04/09/11	24,112	$27.01	$651,318.48	$54,276.54
04/10/11	10/31/11	24,112	$27.82	$670,857.96	$55,904.83

Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

SIGNATURES ARE ON THE FOLLOWING PAGE

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

LANDLORD:		TENANT:

TOWER PLACE, L. P.,		QUALITY SYSTEMS, INC.
A Georgia Limited Partnership		A California Corporation

By:	RREEF America REIT III Corp. O,	By:	NextGen Healthcare
a Maryland corporation, general partner
		Name:	Tim Eggena
By:	RREEF Management Company,
	a Delaware corporation, Authorized Agent	Title:	VP of Product Dev
		Date:	5-11-06
By:

Name:	Faye Phillips
Title:	Vice President – District Manager
Dated:	_________________________________________

FOURTH AMENDMENT OF LEASE

          AMENDMENT made and entered as of the 22 day of September, 2005, by and between TOWER PLACE, L.P., a Georgia limited partnership having an office at 3348 Peachtree Road, N.E., Atlanta, Georgia (“Landlord”) and QUALITY SYSTEMS, INC., a California corporation having an office at 3340 Peachtree Road, N.E., Atlanta, Georgia (“Tenant”).

RECITAL

Landlord and Tenant entered into a lease agreement dated as of November 15, 2000, as amended by First Amendment of Lease dated as of August 12, 2003, by Second Amendment of Lease dated as of October 1, 2003, and by Third Amendment of Lease dated as of June 9, 2004 (said lease, as amended, is herein referred to as the “Lease”), covering certain premises (the “Premises”) located on the 4th floor at Tower Place 100, at 3340 Peachtree Road, N.E., Atlanta, Georgia, which Premises are more particularly described in the Lease.

Landlord and Tenant desire to modify the Lease in order to relocate the Premises to expanded space on the 27th floor at Tower Place 100, and make appropriate modifications and adjustments thereto.

For and in consideration of the sum of $10.00 paid by each party to the other and for mutual promises herein contained, the parties agree as follows:

1.

          The Lease is hereby amended so that upon the substantial completion (the “Relocation Date”) of the Relocation Space, as hereinafter defined, the Premises shall become 24,112 rentable square feet of space located on the 27th floor of the Building (the “Relocation Space”), known as Suite 2700, as more fully described in the attached Exhibit “A-3”, which is attached hereto and incorporated by reference herein.

2.

          Effective on the Relocation Date, Tenant shall vacate and surrender its 4th floor space and occupy the Relocation Space, and the Relocation Space shall be deemed, for all purposes under this Lease, as the Premises.

3.

          Landlord agrees to improve the Relocation Space, at Landlord’s expense, in accordance with the pricing plan dated July 14, 2005, submitted by Loia Budde & Associates, excluding $103,545.00 of such improvements based on the value engineering summary dated August 11, 2005, a copy of which is attached hereto as Exhibit “B” and incorporated herein by reference.

4.

          The Relocation Space shall be deemed substantially complete when the agreed upon improvements have been sufficiently made so that Tenant may occupy and use the Relocation Space for normal business purposes and any required certificate of occupancy has been obtained.

5.

          The Lease is further amended so that as of the Relocation Date, the Base Rental [as defined in Section 1.1(g) of the Lease] shall become $578,688.00 per year, payable in equal monthly installments of $48,224.00. On each anniversary of the Relocation Date, Base Rental shall be increased by an amount equal to three percent (3%) above the Base Rental in effect immediately prior to each such adjustment.

6.

          Tenant shall not be required to pay the first six (6) monthly installments of Base Rental following the Relocation Date. Full payment of Base Rental shall commence as of the first day of the seventh month following the Relocation Date.

7.

          The Lease is further amended so that the Expiration Date [as defined in Section 1.1(m) of the Lease] shall be extended to become the date which is sixty-six (66) months following the Relocation Date.

8.

          The Lease is further amended as of the Relocation Date to reflect that Tenant’s Share [as defined in Section 1.1(k) of the Lease] for determining Operating Expense increases shall become 3.94%.

9.

          The Lease is further amended as of the Relocation Date to reflect that the Base Year [as defined in Section 1.1(j) of the Lease] shall become the calendar year 2006.

10.

          Effective on the Relocation Date, the Maximum Number of Parking Spaces Available to Tenant [as defined in Section 1.1(r) of the Lease] shall be increased from “36” to “72” spaces.

11.

          The Lease is further amended so that effective as of the Relocation Date, the remaining obligation of Tenant to reimburse Landlord for excess improvement costs, as more fully set forth in the Second Amendment of Lease, shall be forgiven, and Tenant shall not be required to make any additional payments toward same.

12.

          The parties acknowledge that CB Richard Ellis has served as agent for Landlord in the negotiation and procurement of this Amendment and Kern Olsen Real Estate Services has served as agent for Tenant in the negotiation and procurement of this Amendment. The parties agree to indemnify the other against the claims of any third parties claimed by and through them for commission. Landlord agrees to pay both agents a commission pursuant to a separate written agreement.

13.

          Landlord acknowledges and agrees to continue honoring the Recognition Agreement dated February 23, 2001, as modified on November 21, 2002, wherein NextGen Healthcare Information Systems, Inc. is recognized as a subsidiary of Tenant and is permitted to operate within the Premises.

14.

          The Lease is further amended by deleting Section 4.6 (e) in its entirety, and substituting in lieu thereof the following:

          “4.6 (e) INDEMNIFICATION. None of the Landlord Entities shall be liable and Tenant hereby waives all claims against them for any damage to any property or any injury to any person in or about the Premises or the Building by or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Building not being in good condition or repair, gas, fire, oil, electricity or theft), except to the extent caused by or arising from the gross negligence or willful misconduct of Landlord or its agents, employees or contractors. Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises or the Building to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant or any Tenant Entity to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises; (c) Tenant’s failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Premises or its occupancy; or (d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease. The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination. As used herein, the term ‘Landlord Entities’ shad mean and include Landlord, Landlord’s investment manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them.”

15.

          The Lease is further amended by deleting Section 8.20 in its entirety, and substituting in lieu thereof the following:

          “8.20 LIMITATION OF LANDLORD’S LIABILITY. Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building. The obligations of Landlord under this Lease are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.”

16.

          The Lease is further amended by deleting Section 8.29 in its entirety, and substituting in lieu thereof the following:

          “8.29 TENANT’S AUTHORITY. If Tenant signs as a corporation, partnership, trust or other legal entity each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the entity has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions. Tenant agrees to deliver to Landlord, simultaneously with the delivery of this Lease, a corporate resolution, proof of due authorization by partners, opinion of counsel or other appropriate documentation reasonably acceptable to Landlord evidencing the due authorization of Tenant to enter into this Lease.”

17.

          Except as modified by this Amendment, the Lease shall remain in full force and effect in accordance with its terms.

          IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day and year first above written.

SIGNATURES CONTINUED ON FOLLOWING PAGE

LANDLORD:
TOWER PLACE, L.P.
a Georgia Limited Partnership

	By:	RREEF America REIT III Corp. O,
a Maryland corporation, general partner

	By:	RREEF Management Company,
a Delaware corporation, Authorized Agent

Attest:	By:

Faye Phillips
Name:		Title:	Vice President-District Manager

Title:			9/26/05

TENANT:

QUALITY SYSTEMS, INC.
a California corporation

Attest:		By:

Name:	Signatory	Name:	Paul Holt
Title: Signatory		Title: CFO

(CORPORATE SEAL)

Exhibit “A-3” Page 1

Exhibit "A" Page 1

CBRE
CB RICHARD ELLIS

A1

NextGen
27th Floor Suite 2700 Tower Place 100
3340 Peachtree Road Atlanta, Georgia 30326

Exhibit “A-3” Page 2

CBRE

Exhibit "A" Page 2

NextGen

27th Floor Suite 2700 Tower Place 100

3340 Peachtree Road Atlanta, Georgia 30326

A2

Exhibit “A-3” Page 3

Exhibit "A" Page 3

CBRE

A3

NextGen

27th Floor Suite 2700 Tower Place 100
3340 Peachtree Road Atlanta, Georgia 30326

Exhibit “A-3” Page 4

Exhibit "A" Page 4

CBRE

NextGen

27th Floor Suite 2700 Tower Place 100

3340 Peachtree Road Atlanta, Georgia 30326

A4

Exhibit “A-3” Page 5

Exhibit "A" Page 5

CBRE

NextGen

27th Floor Suite 2700 Tower Place 100
3340 Peachtree Road Atlanta, Georgia 30326

A5

Exhibit “B”

NextGen - Value Engineering Summary - August 11, 2005

Item	Cost	PSF	Status

Keypad entry devices	$18,000.00	0.75	Cut accepted, tenant to provide
47 Glass sidelights	$0.00	0.00	Cut not accepted
340 s.f. of stone flooring	$15,829.00	0.66	Cut accepted, deduct includes adding back std. carpet
Downgrade the carpet tile to a building standard product	$16,000.00	0.66	Cut accepted
Delete 3 projections screens and add back cost to relocate one	$5,100.00	0.21	Cut accepted, tenant may add two screens at their cost.
Lower the specification grade of the movable wall	$0.00	0.00	Cut not accepted
Delete 2 ton HVAC Liebert Unit for server room	$18,000.00	0.75	Cut accepted, tenant may furnish a spot cooler at their cost.
Change 3 zone fan-coil units to 2 zone plus z-com diffusers per pricing drawings	$7,883.00	0.33	Change accepted, deduct includes minor electrical.
Remove 56 downlights	$7,000.00	0.29	Cut accepted per quantity noted.
Remove 24 accent wall washer lights	$3,240.00	0.13	Cut accepted per quantity noted.
Remove bathroom fixtures, Plumbing, accessories, Lights and ceramic tile.	$0.00	0.00	Cut not accepted
Delete custom reception desk	$0.00	0.00	Cut not accepted
Change wood base & crown from custom profile to standard traditional profile.	$3,600.00	0.15	Change accepted.
Delete 3 pendant lights at reception.	$2,250.00	0.09	Cut accepted.
Delete one coat closet	$808.00	0.03	Cut accepted.
Delete 9 LF of base and wall cabinets in main break room	$2,160.00	0.09	Cut accepted.
Delete 49 LF of 5-high adjustable melamine shelving.	$3,675.00	0.15	Cut accepted.

Total of Deletions & Changes	$103,545.00

Note: Total deductions shall include relative reduction in Construction Management fee and General Contractor’s Fee.